Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 6, 2012 relating to the consolidated financial statements and financial statement schedule, which appears in Bloomin’ Brands, Inc.’s prospectus filed pursuant to Rule 424(b) in connection with the Company’s Registration Statement on Form S-1 (File No. 333-180615).

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Tampa, Florida

August 13, 2012